Exhibit 10.33

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (the “Agreement”) is entered into effective as of June 18, 2024, by and between NeOnc Technologies Holdings, Inc., a Delaware corporation (the “Company”), and the USC Department of Neurosurgery (the “Vendor”). The Company and Vendor may be referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals:

WHEREAS, Vendor currently provides [describe services] at an agreed upon rate;

WHEREAS, the Company has not had the working capital to pay Vendor the entire amount owed for such services and currently owes Vendor $1,377,090.36 in accrued and unpaid fees (the “Unpaid Amount”);

WHEREAS, the Parties desire to convert the Unpaid Amount into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”); and

WHEREAS, the Parties desire to set forth their agreements and understandings with respect thereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Conversion to Common Stock. Effective as of the date hereof, the Unpaid Amount (the “Converted Unpaid Amount”) shall be converted into 114,758 shares of the Company’s Common Stock (the “Conversion Shares”), at a conversion price equal to $12.00 per share. Upon execution of this Agreement, the Company shall instruct its transfer agent to issue such Conversion Shares in the name of Vendor.

2. Amounts Repaid in Full. For and in consideration of the issuance of the Conversion Shares to Vendor, the Converted Unpaid Amount shall be deemed to be repaid in full, and the Company shall have no further obligations in connection with the Converted Unpaid Amount.

3. Restricted Stock. (a) The Conversion Shares to be issued hereunder have not been registered with the United States Securities and Exchange Commission, or with the securities regulatory authority of any state. The Conversion Shares are subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the “Act”), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom.

(b) Vendor understands that the certificates representing the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Conversion Shares upon which it is stamped, if (a) such Conversion Shares are sold pursuant to a registration statement under the Securities Act, or (b) such holder delivers to the Company an opinion of counsel, reasonably acceptable to the Company, that a disposition of the Conversion Shares is being made pursuant to an exemption from such registration and that the Shares, after such transfer, shall no longer be “restricted securities” within the meaning of Rule 144.

4. Vendor’s Representations. The Company is issuing the Conversion Shares to Vendor in reliance upon the following representations made by Vendor:

(a) Vendor is acquiring the Conversion Shares for investment for his own account and not with the view to, or for resale in connection with, any distribution thereof. Vendor understands and acknowledges that the Conversion Shares have not been registered under the Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent and other representations of Vendor as expressed herein. Vendor further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Conversion Shares.

(b) Vendor (i) has had, and continues to have, access to detailed information with respect to the business, financial condition, results of operations and prospects of the Company; (ii) has received or has been provided access to all material information concerning an investment in the Company; and (iii) has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers, directors and representatives of the Company to the extent necessary to evaluate the merits and risks related to an investment in the Company represented by the Conversion Shares.

(c) As a result of Vendor’s study of the aforementioned information and Vendor’s prior overall experience in financial matters, and Vendor’s familiarity with the nature of businesses such as the Company, Vendor is properly able to evaluate the capital structure of the Company, the business of the Company, and the risks inherent therein.

(d) Vendor’s investment in the Company pursuant to this Agreement is consistent, in both nature and amount, with Vendor’s overall investment program and financial condition.

(e) Vendor’s financial condition is such that Vendor can afford to bear the economic risk of holding the Conversion Shares, and to suffer a complete loss of Vendor’s investment in the Company represented by the Conversion Shares.

(f) Vendor understands that no public market now exists for the Conversion Shares, and there may never be a public market for, the Company’s Common Stock, including the Conversion Shares.

(g) All action on the part of Vendor necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Vendor hereunder and thereunder has been taken, and this Agreement, assuming due execution by the parties hereto, constitutes valid and legally binding obligations of Vendor, enforceable in accordance with its terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

(h) Vendor realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company.

5. Risk Factors. The Vendor represents and warrants that it has received and reviewed Amendment No. 4 to Form S-1 filed by the Company with the Securities and Exchange Commission on February 29, 2024, Registration No. 333-276124 (the “Registration Statement”). Although the Shares to be purchased by the Subscriber hereunder are NOT registered or will be registered pursuant to the Registration Statement, the Registration Statement contains and sets forth detailed information, including Company-provided risk factor disclosure regarding the Company. Prior to execution of this Agreement, the Subscriber fully understands and acknowledges such disclosures and those additional risks set forth below:

The conversion price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value.

We arbitrarily determined the conversion price. In no event should the conversion price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered such factors as the prospects for our technology, our management’s previous experience, our historical and anticipated results of operations and our present financial resources.

There has been no independent valuation of our shares of common stock, which means that the stock may be worth less than the purchase price.

The conversion price has been determined by us without independent valuation of our shares of common stock. There conversion price is not related to the market value of our shares of common stock, the book value of such shares, or any other established criteria. Our shares of common stock may have a value significantly less than the conversion price, and the Shares may never have a value equal to or greater than the conversion price.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities, and an active trading market in our securities may not develop or, if developed, may not be sustained. The Conversion Shares will be restricted securities under the securities laws, and you will likely have difficulty selling the Conversion Shares should you desire to do so.

6. Potential Public Listing. The Company acknowledges that it may, but is not obligated to, pursue a public listing of its common stock on a national securities exchange. Such public listing may consist of a traditional firm commitment underwriting, an alternative public offering or a direct listing (a “Direct Listing”). In the event of a Direct Listing, all of the Shares will be registered for resale for immediate sale at the effective date of the Direct Listing. In the event of a traditional firm commitment underwriting, the Subscriber hereby agrees that he/she/it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company or its parent company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company or its parent company and the managing underwriter, but in no event to exceed 180 days from the date of such final prospectus, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.

7. Miscellaneous.

(a) This Agreement shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law, and the federal laws applicable therein.

(b) This Agreement constitutes the entire agreement between the Parties and supersedes all prior oral or written negotiations and agreements between the Parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both Parties.

(c) Each Party to this Agreement hereby represents and warrants to the other Party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other Party or its legal counsel. Each Party represents and warrants to the other Party that in executing this Agreement such Party has completely read this Agreement and that such Party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the Party responsible for its preparation.

(d) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

NEONC TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Thomas Chen
Name:	Dr. Thomas Chen
Title:	Chairman and Chief Executive Officer

VENDOR

USC DEPARTMENT OF NEUROSURGERY

By:	/s/ Steven Giannotta
Name:	Dr. Steven Giannotta
Title:	Chair of Neurological Surgery

By:	/s/ Richard Hagy
Name:	Richard Hagy
Title:	Chief Administrative Officer

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